FHLBANK TOPEKA ANNOUNCES THIRD QUARTER 2009 EARNINGS

October 29, 2009 – FHLBank Topeka (FHLBank) announces its operating results for the third quarter of 2009. These results have been prepared from unaudited financial information. FHLBank expects to file its Form10-Q for the third quarter ending on September 30, 2009, with the Securities and Exchange Commission (SEC) on November 12, 2009.

President’s Comments

“Our strong performance in the third quarter demonstrates that FHLBank Topeka continues to be strong and stable,” said Andrew J. Jetter, president and CEO of FHLBank. “Our positive financial results show how FHLBank delivers superior performance over time and continues to be a value-added partner for our members.”

Net Income

Net income for the third quarter of 2009 computed in accordance with U.S. generally accepted accounting principles (GAAP) was $24.5 million versus $20.6 million for the third quarter of 2008. For the nine months ending September 30, 2009, net income increased by $99.3 million to $190.6 million compared to the same period in 2008.

GAAP versus Core Income

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) and Resolution Funding Corporation (REFCorp) assessments; (2) items related to derivatives and hedging activities; and (3) other irregular or non-recurring items such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is not defined within GAAP. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate. Because FHLBank is basically a “hold-to-maturity” investor and does not trade derivatives or investments, management believes that core income is important to understanding its operating results and provides a meaningful period-to-period comparison in contrast to GAAP income, which can vary significantly because of derivative and hedging activities and other items that may not recur. Hedge accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. In the case of interest rate swaps, the gains on these derivatives offset prior losses or will be offset by losses in future periods because the value of the swaps will equal zero at maturity, and our intent is to hold these derivatives until maturity.

	Three months ending		Nine months ending
	September 30,		September 30,
	(Amounts in thousands)		(Amounts in thousands)
	2009	2008	2009	2008

Net Income, as reported under GAAP	$24,503	$20,632	$190,596	$91,265
REFCorp/AHP Assessments	8,856	7,468	68,875	33,018

Income before REFCorp/AHP Assessments	33,359	28,100	259,471	124,283
Hedging-related & Non-recurring Adjustments[1]	17,844	43,580	(98,410)	63,084

Non-GAAP Core Income Before Assessments	$51,203	$71,680	$161,061	$187,367

[1]	The 2009 and 2008 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities,” “Net realized gain (loss) on sale of held-to-maturity securities” and “Net gain (loss) on derivatives and hedging activities” directly from FHLBank’s September 30, 2009, unaudited Statements of Income.

GAAP and Core Return on Equity
FHLBank uses core ROE compared to the average Federal funds rate as a key measure of effective use and management of members’ capital.

	Three months ending		Nine months ending
	September 30,		September 30,
	(Amounts in thousands)		(Amounts in thousands)
	2009	2008	2009	2008

Average GAAP Capital for the period	$2,000,886	$2,508,302	$2,156,957	$2,385,046
ROE, based upon GAAP Income Before Assessments	6.61%	4.46%	16.08%	6.96%
Core ROE, based upon Core Income Before Assessments	10.15%	11.37%	9.98%	10.49%
Average Overnight Federal Funds Effective Rate (FF rates)	0.15%	1.96%	0.17%	2.40%
Core ROE as a Spread to average FF rates	10.00%	9.41%	9.81%	8.09%

“The increase of core ROE as a spread to average Federal funds allowed the FHLBank to provide a higher dividend this quarter than in previous quarters,” noted David S. Fisher, chief operating officer. “We are committed to being our members’ funder of first choice. FHLBank’s superior performance, our GSE status and our cooperative structure make us a competitive low-cost source of funds for our members.”

Retained earnings increased to $319.6 million as of September 30, 2009, versus $231.8 million as of the same date in 2008, a 37.9 percent increase. FHLBank’s capital ratio increased from 4.05 percent as of September 30, 2008, to 4.40 percent as of September 30, 2009.

Attached are highlights from the unaudited statements of condition and statements of income for the three- and nine-month periods ending September 30, 2009 and 2008. The third quarter 2009 Form 10-Q will be available on the SEC Web site (www.sec.gov), as well as the FHLBank’s Web site (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank ’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; the effects of amortization/accretion and gains/losses on derivatives or on trading investments; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	September 30,	December 31,	September 30,
	2009	2008	2008
Statements of Condition (at period end)
Investments[1]	$17,625,950	$19,435,809	$22,379,274
Advances	22,633,110	35,819,674	37,443,260
Mortgage loans held for portfolio, net	3,237,953	3,023,805	2,773,079
Total assets	43,741,619	58,556,231	64,192,515
Deposits	1,154,479	1,703,531	1,540,986
Consolidated obligations, net[2]	40,097,160	53,683,045	59,385,070
Total liabilities	41,818,342	56,160,986	61,595,668
Total capital stock	1,616,266	2,240,335	2,366,940
Retained earnings	319,640	156,922	231,843
Total capital	1,923,277	2,395,245	2,596,847
Regulatory capital[3]	1,958,933	2,432,063	2,634,049

	For the Three Months Ending				For the Nine Months Ending
	September 30,				September 30,
	2009		2008		2009		2008
Statements of Income (for the period ending)
Interest income	$181,981		$468,985		$666,549		$1,474,068
Interest expense	122,231		389,629		470,214		1,261,612
Net interest income before loan loss provision	59,750		79,356		196,335		212,456
Provision for credit losses on mortgage loans	872		66		986		139
Portion of other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	(53)		0		(112)		0
Net gain (loss) on derivatives and hedging activities	(36,932)		(28,200)		85,281		306
Net gain (loss) in trading securities	18,852		(15,859)		3,007		(64,620)
Other income (loss)	2,520		2,039		7,078		5,488
Other expenses	9,906		9,170		31,132		29,208
Income before assessments	33,359		28,100		259,471		124,283
Affordable Housing Program assessments	2,730		2,309		21,226		10,201
REFCorp assessments	6,126		5,159		47,649		22,817
Total assessments	8,856		7,468		68,875		33,018
Net income	24,503		20,632		190,596		91,265
Weighted average dividend rate[5]	2.89	%	4.40	%	2.52	%	4.70	%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of the FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of the FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]
In compliance with GAAP, two private-issue mortgage-backed securities (MBS) with a combined total amortized cost of
$23.2 million before original impairment on September 30, 2009, were marked down to market value at September 30,
2009, resulting in a total loss on other-than-temporarily impaired held-to-maturity securities of $7.0 million of which $53,000 related to estimated credit losses (recognized in earnings). Additionally, one private-issue MBS with an amortized cost of $1.7 million before original impairment on March 31, 2009, was marked down to market value at
March 31, 2009, with additional impairment recorded at June 30, 2009. These events resulted in a total year-to-date loss on other-than-temporarily impaired held-to-maturity securities of $8.1 million of which $112,000 related to estimated credit losses (recognized in earnings). Losses in excess of estimated credit losses are recognized in other comprehensive income.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.